UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Valley National Bancorp

(Exact name of registrant as specified in its charter)

New Jersey	22-2477875
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1455 Valley Road, Wayne, New Jersey	07470
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants (expiring November 14, 2018)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-156370

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The title of the securities to be registered hereunder is “Warrants (expiring November 14, 2018).” The material set forth in the section captioned “Description of Warrant” in the Registrant’s Form S-3 Registration Statement (Registration No. 333-156370) filed with the Securities and Exchange Commission (the “Commission”) on December 19, 2008 and the section captioned “Description of Warrants” in the Registrant’s Preliminary Prospectus Supplement dated May 17, 2010 filed pursuant to Rule 424(b) with the Commission, is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Form of Warrant Agreement between Registrant and American Stock Transfer & Trust Company, LLC

4.2	Form of Warrant (included as part of Exhibit No. 4.1)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VALLEY NATIONAL BANCORP

By:	/S/ MITCHELL L. CRANDELL
Mitchell L. Crandell
Senior Vice President and Controller

Date: May 18, 2010

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant Agreement between Registrant and American Stock Transfer & Trust Company, LLC

4.2	Form of Warrant (included as part of Exhibit No. 4.1)